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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE                        www.fairchildsemi.com
DECEMBER 1, 2004

                                             Investor Relations:
                                             Dan Janson
                                             207-775-8660
                                             investor@fairchildsemi.com

                                             Corporate Communications:
                                             Fran Harrison
                                             207-775-8576
                                             fran.harrison@fairchildsemi.com

                                             Public Relations Firm:
                                             Barbara Ewen
                                             CHEN PR
                                             781-466-8282
                                             bewen@chenpr.com

NEWS RELEASE

                 FAIRCHILD SEMICONDUCTOR SEES SALES TRENDING TO
                          HIGHER END OF GUIDANCE RANGE

South Portland, Maine - Fairchild Semiconductor (NYSE: FCS), the leading supplier of high performance products that optimize system power, today announced that order rates have improved as expected, and the company now anticipates fourth quarter sales to trend more positively towards the higher end of the previous guidance of down 5 to 10% sequentially. The company further expects that gross margins will be at the lower end of the previously guided range of approximately 26% to 28%, influenced by moderate pricing pressure and continued efforts to adjust factory loadings to reduce distribution inventories.

"Bookings improved during the first half of this quarter," said Kirk Pond, Fairchild's president, CEO and chairman of the Board. "Order rates increased from the third quarter levels but are still below the unsustainably high booking rates we experienced in the first half of this year. We're seeing improved demand from our distribution customers as they steadily reduce inventories in the channel.

"Regarding end market demand, we've seen the greatest strength in products serving the consumer, computing and power supply markets. Order rates for the other end markets are as expected," stated Pond. "We continue to enjoy strong demand for our high power switches and power conversion products which benefit from this strength in the consumer and computing markets.

                                     (more)

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FAIRCHILD SEMICONDUCTOR SEES SALES TRENDING TO
HIGHER END OF GUIDANCE RANGE
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"Fairchild has also seen a significant improvement in demand from Asia and especially China," said Pond. "Demand in the other regions also improved throughout the quarter as expected.

"During the fourth quarter, pricing pressure has been greatest on standard components and products with higher availability," said Pond. "We've seen a return to a more normal pricing environment for our recent 2005 contracts.

"We continue to win new designs and grow our power business with a variety of exciting new products," stated Pond. "We won key designs for major display and appliance applications which continue to drive our fast growing power conversion product line. A major European customer has designed into their latest cell phone platform a number of our new power management solutions, including our integrated power regulator and power switch products. We also won key designs with our advanced power modules, including another win at a major Japanese appliance manufacturer. Our new products continue to drive the strong growth of The Power Franchise(R)."

Fairchild expects to report its fourth quarter financial results before the market opens on January 25, 2005.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

Some of the paragraphs above contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors' actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; regulatory risks and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and are available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

ABOUT FAIRCHILD SEMICONDUCTOR:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high performance power products critical to today's leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise(R), Fairchild offers the industry's broadest portfolio of components that optimize system power through minimization, conversion, management and distribution functions. Fairchild's 9,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

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